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                                   AGREEMENT
                                   ---------

     THIS AGREEMENT is entered into effective April 1, 1996 by and between Network Six, Inc., a corporation organized under the laws of the State of Rhode Island (the "Corporation"), and Robert E. Radican, residing in St. Thomas, United States Virgin Islands ("Radican")

     WHEREAS, the Corporation and Radican entered into a Deferred Compensation Agreement effective January 1, 1994, whereby certain sums were to be paid by the Corporation into a so-called "Rabbi Trust" for the ultimate benefit of Radican. At that time, Merrill Lynch Trust Companies became the trustee of the trust;

     WHEREAS, the first Deferred Compensation Agreement of January 1, 1994 was replaced by a Deferred Compensation Agreement effective January 1, 1995; and

     WHEREAS, the Corporation and Radican now wish to terminate the Deferred Compensation Agreement, but to provide for the same payments called for thereunder to be paid directly to Radican rather than to the aforementioned trust.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. The Deferred Compensation Agreement dated effective January 1, 1995 between the Corporation and Radican is hereby terminated.

     2. Commencing on the last day of April, 1996 and continuing on the last day of each subsequent month until and including December 31, 2001, the Corporation shall pay to Radican the sum of $5,000 per month in consideration of the termination of the Deferred Compensation Agreement, his past service to the Corporation and the non-competition covenant hereinafter set forth.

     3. The Corporation and Radican shall notify Merrill Lynch Trust Companies of the termination of the Deferred Compensation Agreement and Merrill Lynch Trust Companies shall be directed to pay over and deliver to Radican the entire current balance of Radican's "Deferred Compensation Account" in the trust to Radican.

     4. Radican agrees that for a period of four (4) years and six (6) months from the date hereof he will not compete with the Corporation in the state government human services systems integration business, so long as the Corporation has made all payments to Radican required by the agreement.

     IN WITNESS WHEREOF, the Corporation has caused this agreement to be executed by its duly authorized office and Radican has hereto set his hand as of the date first above written.

                                                  NETWORK SIX, INC.


                                                  By:/s/ Kenneth C. Kirsch
                                                  ------------------------



                                                  /s/ R. E. Radican
                                                  ------------------------
                                                  Robert E. Radican